                                                                    EXHIBIT 23.4

                    [MAZARS PAARDEKOOPER HOFFMAN LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated March 21, 2005, relating to the financial statements of BEA Hotels N.V. appearing in the Annual Report on Form
20-F of Elbit Medical Imaging Ltd. for the year ended December 31, 2004, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Registration Statement.

Amsterdam, January 3, 2006

/s/ MAZARS PAARDEKOOPER HOFFMAN

F.D.N. Walta RA